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Vedder Price

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EXHIBIT 5

May 19, 2026

ACCO Brands Corporation
Four Corporate Drive
Lake Zurich, Illinois 60047

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as special counsel to ACCO Brands Corporation (the “Company”) in connection with the filing by the Company with the Securities and Exchange Commission (“SEC”) of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”) of up to an additional 4,100,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that may be offered from time to time under the 2022 ACCO Brands Corporation Incentive Plan, as amended (the “Plan”).

In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Restated Certificate of Incorporation of the Company, the By-laws of the Company, as amended, the Plan and such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures. We have also assumed that the Shares will remain reserved for issuance under the Plan until actually issued thereunder.

Based on the foregoing, it is our opinion that the Shares, when issued by the Company in accordance with the Plan, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is based on the facts in existence and the laws in effect on the date hereof and is limited to the Federal securities laws and the General Corporation Law of the State of Delaware currently in effect. The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

We hereby consent to the use of this opinion in connection with the Registration Statement and to references to our firm therein. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/Vedder Price P.C.